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                                                                    EXHIBIT 21.1



                          SUBSIDIARIES OF REGISTRANT
                          --------------------------



NAME                                          LOCATION
----                                          --------


Extreme Networks International                Cayman Islands
Extreme Networks Japan K.K.                   Japan
Extreme Networks Hong Kong Limited            Hong Kong
Extreme Networks IHC, Inc.                    Delaware
Extreme Networks FSC, Inc.                    Barbados
Extreme Networks UK Limited                   United Kingdom
Extreme Networks B.V.                         The Netherlands
Extreme Networks GmbH                         Germany
Extreme Networks Sarl                         France
Extreme Networks Srl                          Italy
Extreme Networks Canada, Inc.                 Canada
Extreme Networks YH                           Korea
IHC Networks AB                               Sweden
Extreme Networks Australia                    Australia
Extreme Networks EMEA                         Dubai